Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Adam Reiffe, Sr. Director, Investor Relations - 201-847-6927
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports Second Quarter Fiscal 2024 Financial Results

Margin Execution Drives Better Performance in Quarter and Higher Guidance for Fiscal 2024

•Q2 revenue of $5.0 billion increased 4.6% as reported, 4.7% currency-neutral and 5.7% organic
•Q2 GAAP and adjusted diluted EPS of $1.85 and $3.17 grew 20.9% and 10.8%, respectively
•Year-to-date Cash from Continuing Operations of $1.4 billion and Free Cash Flow of $1.1 billion increased $785 million and over $900 million, respectively
•Company raises full-year adjusted EPS guidance and affirms organic revenue growth guidance

FRANKLIN LAKES, NJ (May 2, 2024) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its second quarter of fiscal 2024, which ended March 31, 2024.

“Second quarter performance reflects our strategy in action and the strength of our diverse portfolio,” said Tom Polen, chairman, CEO and president of BD. “Our focus on BD Excellence and execution enabled strong operating margin and cash flow within the quarter. We enter the back half of fiscal 2024 with continued momentum giving us the confidence to again raise our fiscal 2024 earnings guidance as we deliver on our BD 2025 commitments.”

Recent Business and Corporate Sustainability Highlights

•BD Medical:
•The Medication Delivery Solutions business unit announced that it is further increasing domestic production of syringes to support U.S. health care needs following the latest FDA safety communication regarding certain non-BD plastic syringes.
•The Medication Management Solutions business unit announced data from a new study that shows using the BD Pyxis™ MedBank™ Automated Dispensing Cabinet system in long-term care facilities results in clinical workflow, operational efficiency and financial improvements.
•BD Life Sciences:
•The Biosciences business unit announced the global commercial release of the three- and four-laser additions to the BD FACSDiscover™ S8 Cell Sorter family which complement the five-laser instrument launched last year and provide scientists greater access, options, and flexibility to incorporate real-time imaging and spectral cell sorting technology in their labs.

•The Integrated Diagnostics Solutions business unit announced a strategic partnership with Camtech Health to increase access to cervical cancer screening in Singapore through the country's first-ever program to offer at-home self-collection of samples for testing with the BD Onclarity™ HPV assay.
•BD Interventional:
•The Peripheral Intervention business unit initiated the "AGILITY" investigational device exemption (IDE) study to assess the safety and effectiveness of the BD Vascular Covered Stent which could provide interventionalists an important new solution for the treatment of Peripheral Arterial Disease.
•BD named among Fortune's 2024 list of America's Most Innovative Companies and a Best Employer for Excellence in Employee Well-being by the Business Group on Health.

Second Quarter Fiscal 2024 Operating Results

	Three Months Ended March 31,		Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1]
(Millions of dollars, except per share amounts)	2024	2023
Revenues	$5,045	$4,821	4.6%	4.7%	5.7%

Reported Diluted Earnings per Share	$1.85	$1.53	20.9%	24.2%
Adjusted Diluted Earnings per Share[1]	$3.17	$2.86	10.8%	12.6%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended March 31,		Reported Change	Foreign Currency Neutral Change[1]
	2024	2023
United States	$2,906	$2,733	6.3%	6.3%

International	$2,139	$2,088	2.4%	2.6%

Total Revenues	$5,045	$4,821	4.6%	4.7%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results

Revenues (Millions of dollars)	Three Months Ended March 31,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1]
	2024	2023
BD Medical	$2,449	$2,360	3.8%	3.7%	3.7%

BD Life Sciences	$1,304	$1,275	2.2%	2.3%	2.3%

BD Interventional	$1,292	$1,186	9.0%	9.5%	13.6%

Total Revenues	$5,045	$4,821	4.6%	4.7%	5.7%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), and Pharmaceutical Systems (PS) business units. BD Medical revenue growth was driven by MMS and MDS.

•MDS performance reflects growth across the portfolio including Vascular Access Management, hypodermic products and non-dedicated infusion sets that was partially offset by market dynamics in China.
•MMS performance reflects double-digit growth in Infusion driven by progress bringing the BD Alaris™ Infusion System up to the cleared version of the device and higher utilization of dedicated infusion sets. Performance in Dispensing and Pharmacy Automation was impacted by prior year comparisons and market dynamics including the timing of capital installations.
•PS performance reflects continued strong demand for Pre-fillable solutions for biologics. PS growth was tempered by transitory market dynamics including customer inventory de-stocking.

The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences revenue growth was driven by IDS.
•IDS performance reflects high single-digit growth in our Microbiology platforms including Blood Culture, TB and ID/AST and volume strength across the BD Vacutainer™ portfolio.
•BDB performance reflects a decline in Research and Clinical Solutions instruments revenues that was primarily driven by the comparison to the prior year including licensing revenue, and market dynamics in select customer segments. Partially offsetting these impacts was high-single digit growth in Clinical Reagents driven by our growing FACSLyric™ Clinical Cell Analyzer and FACSDuet™ Sample Preparation System installed base.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional organic revenue growth was driven by performance across the segment.
•Surgery performance reflects double-digit growth in both the Phasix™ hernia resorbable scaffold, driven by continued worldwide adoption, and ChloraPrep™ Infection Prevention products that was driven by strong US demand and timing of customer orders. The unit's performance also reflects the impact from the divestiture of the Surgical Instrumentation platform.
•PI performance reflects double-digit growth in the Peripheral Vascular Disease portfolio driven by global penetration of the Rotarex™ Atherectomy System and Venclose™ RF Ablation System.
•UCC performance reflects licensing revenue and strong double-digit growth in the PureWick™ franchise driven by continued adoption in both acute care and home care settings.

Assumptions and Outlook for Full Year Fiscal 2024

The company provided the following guidance with respect to fiscal 2024.

The company affirmed its fiscal 2024 organic revenue growth guidance range and increased its adjusted diluted earnings per share guidance range which reflects an increase of 11 cents at the midpoint.

	Fiscal 2024 Guidance as of May 2, 2024	Fiscal 2024 Guidance as of Feb 1, 2024
Total Revenues	~$20.1 to $20.3 billion	~$20.2 to $20.4 billion

Organic Revenue Growth (FXN)	5.5% to 6.25%	5.5% to 6.25%
Impact of Surgical Instrumentation Platform Divestiture	(~75) basis points	(~75) basis points
Revenue Growth (FXN)	4.75% to 5.5%	4.75% to 5.5%
Estimated Foreign Currency Impact to Revenue Growth	(~65) basis points	(~25) basis points

Adjusted Diluted EPS	$12.95 to $13.15	$12.82 to $13.06
Adjusted Diluted EPS Growth	6.1% to 7.7%	~5% to 7%
Estimated Impact of Surgical Instrumentation Platform Divestiture included in Adjusted Diluted EPS	(~75) basis points	(~75) basis points
Estimated Foreign Currency Impact included in Adjusted Diluted EPS	(~425) basis points	(~360) basis points

BD's outlook for fiscal 2024 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its second fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2024 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance. We also present our estimated revenue, organic revenue growth and adjusted diluted EPS growth for our 2024 fiscal year after adjusting for the anticipated impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2024 fiscal year in relation to our underlying 2023 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its second quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, May 2, 2024. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-723-5792 (domestic) and 402-220-2664 (international) through the close of business on Thursday, May 9, 2024. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis, adjusted diluted earnings per share, organic revenue growth rates on a currency-neutral basis and free cash flow. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the second quarter and the first six months of fiscal year 2024, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, spin related costs, certain regulatory costs, certain product remediation costs, certain litigation-related items, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. In particular, current and prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the second quarter and first six months of fiscal year 2024 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior periods. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior periods.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and on X (formerly known as Twitter) @BDandCo.

***

This press release and accompanying audio webcast on May 2, 2024 contain certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues, margins, earnings per share, leverage targets and capital deployment. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and healthcare spending generally, including any impact of disruptions in the global supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints or disputes, inflationary pressures, currency rate fluctuations, and increased interest rates and borrowing costs; conditions in international markets, including geopolitical developments such as the continuation and/or escalation of the evolving situations in Russia and Ukraine, the Middle East and Asia, which could adversely impact our operations; competitive factors including technological advances and new products or novel medical therapies introduced by competitors; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns or non-compliance with applicable regulatory requirements resulting in product recalls or actions being taken with respect to our products; changes to legislation or regulations impacting the U.S. or foreign healthcare systems, changes in medical practices or in the preference of healthcare consumers, potential cuts in governmental healthcare spending, or governmental or private measures to contain healthcare costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; increased labor costs and labor shortages; new or changing laws and regulations impacting our business (including the imposition of tariffs, sanctions, changes in tax laws, new environmental laws and regulations (such as those related to climate change or materials of concern), new cybersecurity, artificial intelligence or privacy laws, or changes in laws impacting international trade or anti-corruption and bribery, or changes in reporting requirements or enforcement practices with respect to such laws; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; the adverse impact of cyberattacks on our information systems or products; risks relating to our overall indebtedness; the possible impact of public health crises on our business and the global healthcare system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission ("SEC")); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the SEC. In addition, we have made certain assumptions in making these forward-looking statements. If any of these assumptions are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended March 31,
	2024	2023	% Change
REVENUES	$5,045	$4,821	4.6

Cost of products sold	2,741	2,586	6.0
Selling and administrative expense	1,193	1,205	(1.0)
Research and development expense	299	337	(11.5)
Integration and restructuring expense	101	62	64.8
Other operating (income) expense, net	(23)	4	(749.2)
TOTAL OPERATING COSTS AND EXPENSES	4,311	4,193	2.8
OPERATING INCOME	734	628	16.8

Interest expense	(125)	(118)	6.3
Interest income	26	10	166.1
Other (expense) income, net	(2)	8	(122.8)
INCOME BEFORE INCOME TAXES	633	529	19.7
Income tax provision	96	68	40.1
NET INCOME	537	460	16.6
Preferred stock dividends	—	(23)	(100.0)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$537	$438	22.6

Basic Earnings per Share	$1.85	$1.54	20.1
Diluted Earnings per Share	$1.85	$1.53	20.9

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	289,518	284,292
Diluted	290,344	285,645

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Six Months Ended March 31,
	2024	2023	% Change
REVENUES	$9,751	$9,407	3.7

Cost of products sold	5,420	5,038	7.6
Selling and administrative expense	2,406	2,392	0.6
Research and development expense	589	651	(9.5)
Integration and restructuring expense	176	106	66.7
Other operating (income) expense, net	(12)	7	(280.0)
TOTAL OPERATING COSTS AND EXPENSES	8,578	8,193	4.7
OPERATING INCOME	1,173	1,213	(3.3)

Interest expense	(236)	(220)	7.3
Interest income	60	16	284.8
Other (expense) income, net	(6)	1	(1,208.8)
INCOME BEFORE INCOME TAXES	991	1,009	(1.8)
Income tax provision	173	40	329.2
NET INCOME	818	969	(15.6)
Preferred stock dividends	—	(45)	(100.0)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$818	$924	(11.5)

Basic Earnings per Share	$2.82	$3.25	(13.2)
Diluted Earnings per Share	$2.81	$3.24	(13.3)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	289,941	284,087
Diluted	291,209	285,360

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	March 31, 2024	September 30, 2023
	(Unaudited)
ASSETS
Cash and equivalents	$2,348	$1,416
Restricted cash	46	65
Short-term investments	827	8
Trade receivables, net	2,559	2,534
Inventories	3,229	3,273
Prepaid expenses and other	1,330	1,380
TOTAL CURRENT ASSETS	10,340	8,676
Property, plant and equipment, net	6,591	6,557
Goodwill and other intangibles, net	34,826	35,469
Other assets	2,399	2,078
TOTAL ASSETS	$54,157	$52,780
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$2,016	$1,141
Other current liabilities	5,311	5,500
Long-term debt	15,995	14,738
Long-term employee benefit obligations	890	1,023
Deferred income taxes and other liabilities	4,297	4,582
Shareholders’ equity	25,647	25,796
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,157	$52,780

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Six Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES
Net income	$818	$969
Depreciation and amortization	1,132	1,130
Change in operating assets and liabilities and other, net	(580)	(1,515)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	1,369	584
INVESTING ACTIVITIES
Capital expenditures	(250)	(389)
Purchases of investments, net	(815)	—
Other, net	(224)	(134)
NET CASH USED FOR INVESTING ACTIVITIES	(1,289)	(524)
FINANCING ACTIVITIES
Change in short-term debt	—	365
Proceeds from long-term debt	1,972	1,662
Payments of debt	—	(529)
Repurchases of common stock	(500)	—
Dividends paid	(550)	(563)
Other, net	(79)	(101)
NET CASH PROVIDED BY FINANCING ACTIVITIES	843	835
Net cash used for operating activities of discontinued operations	(14)	—
Effect of exchange rate changes on cash and equivalents and restricted cash	4	14
NET INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	913	909
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,481	1,159
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$2,394	$2,068

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2024	2023	% Change
BD MEDICAL
Medication Delivery Solutions	$662	$616	7.6
Medication Management Solutions	609	550	10.7
Pharmaceutical Systems	157	173	(9.0)
TOTAL	$1,429	$1,339	6.7

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$437	$422	3.5
Biosciences	142	159	(10.4)
TOTAL	$579	$581	(0.3)

BD INTERVENTIONAL
Surgery	$287	$295	(2.6)
Peripheral Intervention	264	256	3.3
Urology and Critical Care	347	263	31.9
TOTAL	$898	$813	10.4

TOTAL UNITED STATES	$2,906	$2,733	6.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$445	$454	$—	(2.1)	(2.0)
Medication Management Solutions	162	173	1	(6.3)	(7.1)
Pharmaceutical Systems	413	394	1	4.8	4.5
TOTAL	$1,020	$1,022	$2	(0.1)	(0.4)

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$490	$466	$—	5.1	5.2
Biosciences	235	228	(1)	3.0	3.4
TOTAL	$724	$694	$(1)	4.4	4.6

BD INTERVENTIONAL
Surgery	$92	$86	$(1)	6.9	7.5
Peripheral Intervention	225	213	(3)	5.6	7.0
Urology and Critical Care	78	74	(2)	5.4	8.2
TOTAL	$395	$373	$(6)	5.9	7.3

TOTAL INTERNATIONAL	$2,139	$2,088	$(4)	2.4	2.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,107	$1,070	$—	3.5	3.5
Medication Management Solutions	772	723	1	6.7	6.5
Pharmaceutical Systems	570	567	1	0.6	0.3
TOTAL	$2,449	$2,360	$2	3.8	3.7

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$927	$888	$—	4.3	4.4
Biosciences	377	386	(1)	(2.5)	(2.3)
TOTAL	$1,304	$1,275	$(1)	2.2	2.3

BD INTERVENTIONAL
Surgery	$379	$381	$(1)	(0.5)	(0.3)
Peripheral Intervention	489	468	(3)	4.3	5.0
Urology and Critical Care	424	336	(2)	26.1	26.7
TOTAL	$1,292	$1,186	$(6)	9.0	9.5

TOTAL REVENUES	$5,045	$4,821	$(4)	4.6	4.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Six Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2024	2023	% Change
BD MEDICAL
Medication Delivery Solutions	$1,301	$1,235	5.3
Medication Management Solutions	1,203	1,114	8.0
Pharmaceutical Systems	285	292	(2.5)
TOTAL	$2,789	$2,642	5.6

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$881	$930	(5.3)
Biosciences	285	296	(3.6)
TOTAL	$1,166	$1,226	(4.9)

BD INTERVENTIONAL
Surgery	$568	$582	(2.5)
Peripheral Intervention	498	492	1.4
Urology and Critical Care	634	522	21.4
TOTAL	$1,699	$1,595	6.5

TOTAL UNITED STATES	$5,655	$5,462	3.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$857	$873	$10	(1.8)	(3.0)
Medication Management Solutions	315	316	7	(0.2)	(2.3)
Pharmaceutical Systems	717	684	10	4.8	3.4
TOTAL	$1,890	$1,873	$26	0.9	(0.5)

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$959	$911	$12	5.3	3.9
Biosciences	466	440	5	6.0	4.9
TOTAL	$1,426	$1,351	$17	5.5	4.2

BD INTERVENTIONAL
Surgery	$181	$162	$1	11.6	10.7
Peripheral Intervention	444	410	—	8.4	8.4
Urology and Critical Care	156	148	(1)	5.2	6.1
TOTAL	$781	$720	$—	8.5	8.4

TOTAL INTERNATIONAL	$4,096	$3,944	$44	3.9	2.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Six Months Ended March 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$2,159	$2,109	$10	2.4	1.9
Medication Management Solutions	1,518	1,430	7	6.2	5.7
Pharmaceutical Systems	1,002	976	10	2.6	1.6
TOTAL	$4,679	$4,515	$26	3.6	3.0

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,840	$1,841	$12	—	(0.7)
Biosciences	752	736	5	2.2	1.5
TOTAL	$2,592	$2,577	$17	0.6	(0.1)

BD INTERVENTIONAL
Surgery	$748	$744	$1	0.6	0.4
Peripheral Intervention	943	902	—	4.5	4.5
Urology and Critical Care	789	670	(1)	17.8	18.0
TOTAL	$2,480	$2,315	$—	7.1	7.1

TOTAL REVENUES	$9,751	$9,407	$44	3.7	3.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE
Three Months Ended March 31,
(Unaudited; Amounts in millions)

				D=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	FXN
TOTAL REVENUES	$5,045	$4,821	$(4)	4.7
Less: Inorganic revenue adjustment (1)	—	44	—	(100.0)
Organic Revenue	$5,045	$4,777	$(4)	5.7

BD INTERVENTIONAL REVENUES	$1,292	$1,186	$(6)	9.5
Less: Inorganic revenue adjustment (1)	—	44	—	(100.0)
BD Interventional Organic Revenue	$1,292	$1,142	$(6)	13.6

(1)    Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Divestitures include: the sale of the Surgical Instrumentation platform in the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION FROM NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES TO FREE CASH FLOW
Six Months Ended March 31,
(Unaudited; Amounts in millions)

	A	B	C=A-B
	2024	2023	Change
Net Cash Provided by Continuing Operating Activities	$1,369	$584	$785
Capital Expenditures	(250)	(389)	139
Free Cash Flow	$1,119	$195	$924

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31,
	2024	2023	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share	$1.85	$1.53	$0.32	$(0.05)	$0.37	20.9%	24.2%
Purchase accounting adjustments ($362 million and $347 million pre-tax, respectively) (1)	1.25	1.21		—
Integration costs ($4 million and $29 million pre-tax, respectively) (2)	0.01	0.10		—
Restructuring costs ($98 million and $33 million pre-tax, respectively) (2)	0.34	0.11		—
Separation-related items ($4 million and $3 million pre-tax, respectively) (3)	0.01	0.01		—
European regulatory initiative-related costs ($24 million and $37 million pre-tax, respectively) (4)	0.08	0.13		—
Product, litigation, and other items (($19) million pre-tax)(5)	(0.07)	—		—
Income tax benefit of special items (($88) million and ($70) million, respectively)	(0.30)	(0.24)		—
Adjusted Diluted Earnings per Share	$3.17	$2.86	$0.31	$(0.05)	$0.36	10.8%	12.6%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating (income) expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain litigation-related items, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Six Months Ended March 31,
	2024	2023	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share	$2.81	$3.24	$(0.43)	$(0.31)	$(0.12)	(13.3)%	(3.7)%
Purchase accounting adjustments ($724 million and $709 million pre-tax, respectively) (1)	2.48	2.49		—
Integration costs ($9 million and $47 million pre-tax, respectively) (2)	0.03	0.16		—
Restructuring costs ($167 million and $59 million pre-tax, respectively) (2)	0.57	0.21		0.01
Separation-related items ($7 million and $9 million pre-tax, respectively) (3)	0.02	0.03		—
European regulatory initiative-related costs ($47 million and $70 million pre-tax, respectively) (4)	0.16	0.24		—
Product, litigation, and other items (($5) million and $4 million pre-tax, respectively) (5)	(0.02)	0.01		—
Income tax benefit of special items (($64) million and ($155) million, respectively)	(0.22)	(0.54)		—
Adjusted Diluted Earnings per Share	$5.84	$5.84	$—	$(0.30)	$0.30	—%	5.1%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating (income) expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain litigation-related items, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2024 OUTLOOK RECONCILIATION

	Full Year FY2023	Full Year FY2024 Outlook
	($ in millions)	FX Neutral % Change	Reported Revenues
BDX Reported Revenues	$19,372

FY2024 Revenue Growth		+4.75% to 5.5%
FY2024 Inorganic Impact to Revenue Growth		(~75) basis points
FY2024 Organic Revenue Growth		+5.5% to +6.25%

Illustrative Foreign Currency (FX) Impact, based on FX spot rates			(~65) basis points
Total FY 2024 Revenues			~$20.1 to $20.3 billion

Note - Inorganic Impact to Revenue Growth reflects the revenue decline attributable to divestitures for the first 12 months post-divestiture.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2024 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY2024 Outlook
	Full Year FY2023 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.10
Purchase accounting adjustments ($1.434 billion pre-tax) (1)	4.97
Integration costs ($67 million pre-tax) (2)	0.23
Restructuring costs ($239 million pre-tax) (2)	0.83
Separation-related items ($14 million pre-tax) (3)	0.05
European regulatory initiative-related costs ($139 million pre-tax) (4)	0.48
Product, litigation, and other items ($554 million pre-tax) (5)	1.92
Income tax benefit of special items (($399) million)	(1.38)
Adjusted Diluted Earnings per Share	$12.21	$12.95 to $13.15
Adjusted Diluted Earnings per Share Percentage Change		+6.1% to +7.7%
Illustrative Foreign Currency (FX) Impact, based on FX spot rates		(~425) basis points

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating (income) expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2023 includes a charge of $653 million to adjust the estimate of future product remediation costs to Cost of products sold and a charge of $57 million related to pension settlement costs to Other expense, net. The amount in 2023 also includes a gain of $268 million related to the sale of our Surgical Instrumentation platform recorded to Other operating (income) expense, net.